UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2012

Uranium Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 219-3330
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on April 5, 2012, Hydro Resources, Inc. (“HRI”), the Registrant’s wholly-owned subsidiary, received a Notice of Violation and Order to Comply with the Navajo Nation Civil Trespass Act (the “NOV”) from the Navajo Nation (the “Nation”).

On July 19, 2012, HRI and the Nation resolved the NOV by entering into a Temporary Access Agreement (the “Agreement”).  Under the terms of the Agreement, HRI and its contractors may now access Section 8 through either Section 9 or 17 to support site visits by the Nuclear Regulatory Commission and to satisfy other administrative permitting and licensing requirements related to the Churchrock Project.  The Agreement does not extend to construction-related or earth-disturbing activities.  HRI has further agreed to remediate any radioactive contamination now existing on Sections 8 and 17 surface lands prior to commencing mining operations on Section 8.  Under the terms and for the duration of this Agreement, HRI has agreed to the jurisdiction of the Navajo Nation.    A copy of the Agreement is attached hereto as Exhibit 10.1.

HRI and the Nation are now actively engaged in confidential settlement negotiations in order to determine effective compliance with the remediation requirement included in the Agreement, including applicable clean-up standards, enforcement, and waste disposal, and to address longer-term surface access to the entire licensed Project site consistent with applicable law.

Item 8.01	Other Events.

On July 31, 2012, the Registrant issued a press release relating to its entry into the Agreement.  A copy of that press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1:	Temporary Access Agreement, dated as of July 19, 2012, between Hydro Resources, Inc. and the Navajo Nation.

Exhibit 99.1:	Press release dated July 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated:	July 31, 2012	By:	/s/ Thomas H. Ehrlich
Name: Thomas H. Ehrlich
Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
Exhibit 10.1:	Temporary Access Agreement, dated as of July 19, 2012, between Hydro Resources, Inc. and the Navajo Nation.

Exhibit 99.1:	Press release dated July 31, 2012.